AMERICAN REPROGRAPHICS COMPANY POSTS
STRONG FINANCIAL RESULTS FOR SECOND QUARTER 2006

~ Updates outlook: Revenue $585-$595 million; EPS $1.27-$1.30 ~

GLENDALE, California (August 3, 2006) - American Reprographics Company (NYSE: ARP), the nation’s leading provider of reprographics services and technology today reported revenue for the second quarter of 2006 of $151.5 million compared to $125.6 million in the second quarter of 2005, an increase of 21%.

Net income for the second quarter of 2006 was $16.6 million, or $0.36 per diluted share. This compares to net income for the second quarter of 2005 of $11.4 million, or $0.25 per diluted share.

In April 2006, the company completed a secondary stock offering, primarily to facilitate the sale of shares owned by its financial sponsors, Code Hennessy & Simmons LLC, of Chicago. Absent administrative and legal fees for the secondary offering, earnings per diluted share were $0.37.

Revenue for the first six months of 2006 was $292.3 million, compared to $242.0 million for the same period in 2005. Net income for the first six months of 2006 was $30.9 million, or $0.68 per diluted share, compared to net income of $46.9 million, or $1.10 per diluted share, which included a one-time $27.7 million income tax benefit due to the Company’s reorganization from a limited liability company to a Delaware corporation in conjunction with its IPO in February 2005. Excluding the one-time income tax benefit, the Company earned $0.44 per diluted share in the first six months of 2005.

“We are happy to report another successful quarter for the Company,” said S. “Mohan” Chandramohan, Chairman and CEO of American Reprographics Company. “We continue to benefit from ongoing positive trends in non-residential construction, and we are optimistic based on the hiring trends and project backlogs of our customers. Our acquisitions and new branch openings for the year have established or strengthened our position in seven key markets and represent a solid contribution to the company’s results for the quarter.”

On July 17, 2006, the Company closed its acquisition of Reliable Graphics, a privately held company. Reliable Graphics, founded in 1976 with headquarters in Van Nuys, CA, provides a wide array of reprographics services consistent with the service offerings of American Reprographics Company. The acquisition creates new market leadership for ARC in the San Fernando Valley and Santa Clarita areas of Southern California. Reliable’s trailing twelve months revenue was approximately $19 million at the time of the acquisition. Terms of the transaction were not disclosed.

K. “Suri” Suriyakumar, President and COO said, “We’re very pleased to announce our recent acquisition of Reliable Graphics in Southern California. The Reliable team brings a tremendous reputation for service, quality and competitive spirit to the ARC family, as well as a strong local network to support a market in Southern California where our coverage was minimal. We’re proud to have them on board.”

On July 28, 2006, a decision was rendered against American Reprographics Company in the previously disclosed Louis Frey bankruptcy litigation. The judge determined that damages should be awarded to the plaintiff in the amount of approximately $11.1 million, exclusive of pre-judgment interest accruing at 9% per annum. ARC continues to believe its position is meritorious, and it remains committed to vigorously defending its position through the appellate process. The Company and its advisors are reviewing accounting treatment for various components of the case and ARC may be required to take a charge in the second quarter of 2006. The Company will provide updated financial information, if appropriate, when a determination is made.

Outlook
Based on current trends, American Reprographics Company has updated its 2006 forecast for revenues from $560-$565 million to $585-$595 million, and fully diluted EPS for 2006 from $1.21-$1.24 to $1.27-$1.30.

Teleconference and Webcast

American Reprographics Company will host a conference call and audio webcast today at 2:00 p.m. Pacific time to discuss financial results for the second quarter ended June 30, 2006. The conference call can be accessed by dialing 866-202-4683 (Domestic) or 617-213-8846 (International). The passcode is “35868373.”

A replay of this call will be available for seven days. This replay can be accessed by dialing 617-801-6888. The required passcode for the replay is “35051315.”

A live webcast of this conference call can be accessed at the Company’s website at www.e-arc.com. An archive of the webcast will be available for approximately 90 days following the conclusion of the teleconference.

About American Reprographics Company

American Reprographics Company is the leading reprographics company in the United States providing business-to-business document management services to the architectural, engineering and construction, or AEC industries. The Company provides these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality, which also require sophisticated document management services. American Reprographics Company provides its core services through its suite of reprographics technology products, a network of more than 200 locally-branded reprographics service centers across the U.S., and on-site at their customers’ locations. The Company’s service centers are arranged in a hub and satellite structure and are digitally connected as a cohesive network, allowing the provision of services both locally and nationally to more than 73,000 active customers.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements that fall within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 regarding future events and the future financial performance of the Company. Words such as "believe," "expect," "may," “anticipate” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding favorable overall macroeconomic trends, positive trends in the architectural, engineering and construction industries, our continuing to open new locations and entrance into new markets, whether the Company's appeal will be successful, and 2006 revenue and earnings per share estimates. We wish to caution you that such statements are only predictions and actual results may differ materially as a result of risks and uncertainties that pertain to our business. These risks and uncertainties include, among others:

o	Future downturns in the architectural, engineering and construction industries could diminish demand for our products and services
o	Competition in our industry and innovation by our competitors may hinder our ability to execute our business strategy and maintain our profitability
o	Failure to anticipate and adapt to future changes in our industry could harm our competitive position
o
Failure to manage our acquisitions, including our inability to integrate and merge the business operations of the acquired companies, and failure to retain key personnel and customers of acquired companies could have a negative affect on our future performance, results of operations and financial condition

o	Dependence on certain key vendors for equipment, maintenance services and supplies, could make us vulnerable to supply shortages and price fluctuations
o
Damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers could impair our ability to effectively provide our services and may have a significant impact on our revenues, expenses and financial condition

o	If we fail to continue to develop and introduce new services successfully, our competitive positioning and our ability to grow our business could be harmed.
o	Failure to prevail on appeal may adversely affect future earnings.

The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect future performance, please review our SEC filings, specifically our annual report on Form 10-K for the year ended December 31, 2005, our final prospectus supplement dated April 5, 2006, and our quarterly report on Form 10-Q for the quarter ended March 31, 2006. These documents contain important risk factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. These forward-looking statements are based on information as of August 3, 2006, and except as required by law, ARC undertakes no obligation to update or revise any forward-looking statements.

Non-GAAP Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: EBITDA, EBIT, proforma incremental tax provision, and proforma net income. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. See Note 1 to “Non-GAAP Measures" included in this press release for further information.

Contacts:
David Stickney	Jason Golz
VP of Corporate Communications	Financial Dynamics
Phone: 925-949-5100	Phone: 415-439-4532
Email: dstickney@e-arc.com	Email: jgolz@fd-us.com

American Reprographics Company
Consolidated Balance Sheets
(dollars in thousands, except per share data)
(Unaudited)

	December 31,	June 30,
	2005	2006
Assets
Current assets:
Cash and cash equivalents	$22,643	$23,099
Accounts receivable, net	71,062	87,688
Inventories, net	6,817	8,801
Deferred income taxes	4,272	4,272
Prepaid expenses and other current assets	6,425	6,276
Total current assets	111,219	130,136

Property and equipment, net	45,773	55,347
Goodwill	245,271	256,010
Other intangible assets, net	21,387	29,739
Deferred financing costs, net	923	856
Deferred income taxes	16,216	11,508
Other assets	1,573	1,661
Total assets	$442,362	$485,257

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,811	$24,651
Accrued payroll and payroll-related expenses	15,486	15,468
Accrued expenses	18,684	23,525
Current portion of long-term debt and capital leases	20,441	13,543
Total current liabilities	75,422	77,187

Long-term debt and capital leases	253,371	254,885

Total liabilities	328,793	332,072

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.001 par value, 25,000,000 shares authorized; zero and zero shares issued and outstanding	—	—
Common stock, $.001 par value, 150,000,000 shares authorized; 44,598,815 and 44,984,551 shares issued and outstanding	44	45
Additional paid-in capital	56,825	64,982
Deferred stock-based compensation	(1,903)	(1,620)
Retained earnings	58,561	89,486
Accumulated other comprehensive income	42	292
Total stockholders’ equity	113,569	153,185
Total liabilities and stockholders’ equity	$442,362	$485,257

American Reprographics Company
Consolidated Statements of Operations
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2006	2005	2006

Net sales	$125,560	$151,527	$242,026	$292,329
Cost of sales	71,906	85,713	140,047	166,156
Gross profit	53,654	65,814	101,979	126,173
Selling, general and administrative expenses	28,140	33,112	55,021	64,598
Amortization of intangible assets	431	867	815	1,652
Income from operations	25,083	31,835	46,143	59,923
Other income	106	472	224	801
Interest expense, net	(6,194)	(4,724)	(14,518)	(9,183)
Income before income tax provision (benefit)	18,995	27,583	31,849	51,541
Income tax provision (benefit)	7,612	11,033	(15,097)	20,616
Net income	$11,383	$16,550	$46,946	$30,925

Earnings per share:
Basic	$0.26	$0.37	$1.13	$0.69
Diluted	$0.25	$0.36	$1.10	$0.68

Weighted average common shares outstanding:
Basic	43,931,154	44,932,873	41,690,494	44,779,662
Diluted	44,861,155	45,510,158	42,771,754	45,312,592

American Reprographics Company
Non-GAAP Measures
Reconciliation of Net Income to EBIT and EBITDA
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2006	2005	2006
Net income	$11,383	$16,550	$46,946	$30,925
Interest expense, net	6,194	4,724	14,518	9,183
Income tax provision (benefit)	7,612	11,033	(15,097)	20,616

EBIT	25,189	32,307	46,367	60,724
Depreciation	4,028	5,504	8,074	10,354
Amortization	431	867	815	1,652
EBITDA	$29,648	$38,678	$55,256	$72,730

Net Income	$11,383	$16,550	$46,946	$30,925
Income tax benefit due to Reorganization	—	—	(27,701)	—
Unaudited proforma incremental income tax provision	—	—	333	—
Unaudited proforma net income	$11,383	$16,550	$18,912	$30,925

Earning Per Share (Actual):
Basic	$0.26	$0.37	$1.13	$0.69
Diluted	$0.25	$0.36	$1.10	$0.68

Earning Per Share (Proforma):
Basic	$0.26	$0.37	$0.45	$0.69
Diluted	$0.25	$0.36	$0.44	$0.68

Weighted average common shares outstanding:
Basic	43,931,154	44,932,873	41,690,494	44,779,662
Diluted	44,861,155	45,510,158	42,771,754	45,312,592

See Note 1 for additional information regarding non-GAAP measures.

Note 1. Non-GAAP Measures

EBIT and EBITDA are supplemental measures of our performance that are not required by, or presented in accordance with GAAP. These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating, investing or financing activities as a measure of our liquidity.

EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization. We present EBIT and EBITDA because we consider them important supplemental measures of our performance and liquidity and believe that such measures are meaningful to investors because they are used by management for the reasons discussed below.

We use EBIT as a metric to measure and compare the performance of our divisions. We operate our 40 divisions as separate business units, but manage debt and taxation at the corporate level. As a result, EBIT is the best measure of divisional profitability and the most useful metric by which to measure and compare the performance of our divisions. We also use EBIT as a metric to measure performance for the purpose of determining compensation at the division level and use EBITDA to measure performance and determine compensation at the consolidated level. We also use EBITDA as a metric to manage cash flow from our divisions to the corporate level and to determine the financial health of each division. As noted above, because our divisions do not incur interest or income tax expense, the cash flow from each division should be equal to the corresponding EBITDA of each division, assuming no other changes to a division’s balance sheet. As a result, we reconcile EBITDA to cash flow on a monthly basis as one of our key internal controls. We also use EBIT and EBITDA to evaluate potential acquisitions and to evaluate whether to incur capital expenditures. In addition, certain covenants in our credit agreements require compliance with financial ratios based on EBITDA, adjusted for certain items as defined in our credit agreements.

EBIT and EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

• they do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

• they do not reflect changes in, or cash requirements for, our working capital needs;

• they do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

• although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

Because of these limitations, EBIT and EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business or reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT and EBITDA only supplementally.

We have presented our earnings per share for the six months ended June 30, 2005 adjusted to exclude a one-time income tax benefit to the Company in order to present the Company’s operating results for the six months ended June 30, 2006 in meaningful comparison to the same period in 2005.

American Reprographics Company
Consolidated Statements of Cash Flows
(dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2005	2006
Operating activities
Net income	$46,946	$30,925
Adjustments to reconcile net income to net cash provided by operating activities:
Accretion of yield on redeemable preferred member units	449	—
Allowance for doubtful accounts	723	790
Reserve for inventory obsolescence	90	(127)
Depreciation	8,074	10,354
Amortization of intangible assets	815	1,652
Amortization of deferred financing costs	823	151
Write-off of deferred financing costs	1,631	57
Stock-based compensation	308	1,025
Deferred income taxes	(25,571)	2,101
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable, net	(7,527)	(12,675)
Inventory	200	(25)
Prepaid expenses and other assets	720	570
Accounts payable and accrued expenses	(3,092)	7,602
Net cash provided by operating activities	24,589	42,400

Investing activities
Capital expenditures	(2,476)	(3,808)
Payments for businesses acquired, net of cash acquired and including other cash payments associated with acquisitions	(4,076)	(16,106)
Other	(209)	(202)
Net cash used in investing activities	(6,761)	(20,116)

Financing activities
Proceeds from initial public offering, net of underwriting discounts	92,690	—
Direct costs of initial public offering	(1,487)	—
Proceeds from stock option exercises	—	1,665
Proceeds from issuance of common stock under Employee Stock Purchase Plan	—	238
Redemption of preferred member units	(28,263)	—
Excess tax benefit related to stock options exercised	—	3,353
Proceeds from borrowings	13,000	5,000
Payments on debt	(86,636)	(31,943)
Payment of loan fees	(123)	(141)
Member distributions	(8,244)	—
Net cash used in financing activities	(19,063)	(21,828)

Net (decrease) increase in cash and cash equivalents	(1,235)	456
Cash and cash equivalents at beginning of period	13,826	22,643
Cash and cash equivalents at end of period	$12,591	$23,099

Supplemental disclosure of cash flow information
Noncash investing and financing activities
Noncash transactions include the following:
Capital lease obligations incurred	$6,104	$12,222
Issuance of subordinated notes in connection with the acquisition of businesses	$1,974	$8,815
Change in fair value of derivatives	$19	$281